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                                   [LETTERHEAD]


                                  December 18, 1996




Mr. Warren Kantor
c/o Olympic Financial Ltd.
7825 Washington Avenue South
Minneapolis, MN 55439

     Re:     Letter Agreement dated August 26, 1996

Dear Mr. Kantor:

     By letter agreement dated August 26, 1996 (the "Letter Agreement") you and Olympic Financial Ltd. ("Olympic") set forth the terms and conditions pursuant to which you would act as Chairman of the Executive Committee of the Board of Directors of Olympic. On or about such date, you were awarded an option to purchase 200,000 shares of Olympic Common Stock (with 100,000 of such options vesting as of such date) and were issued 12,857 shares of such stock. In addition, it was agreed that Olympic would grant to you a bonus comprised of the vesting of up to an additional 100,000 of such options and the issuance of up to an additional 12,857 shares of such stock. The number of bonus option shares vesting and the number of bonus shares granted was to be dependent upon the days you served in your capacity of the Chairman of the Executive Committee on and after February 14, 1997.

     In light of the changes in circumstances since the date of the Letter Agreement including, without limitation, the likelihood that the Company will not be acquired in the near future, the number of hours you have served in your capacity as Chairman to date and the likelihood that a Chief Executive Officer of the Company will be selected in the near future, the Board and the Compensation Committee have concluded that it is in the best interest of Olympic that the vesting of the 100,000 bonus options granted on August 26, 1996 be accelerated to February 14, 1997 in the event you continue to act as the Chairman of the Executive Committee or Chairman of the Board through such date and that the additional 12,857 bonus shares of common stock also be issued on such date if you hold either such position through such date. Notwithstanding such vesting and issuance, it is the Company's understanding that you will continue to act in either or both


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Warren Kantor
December 26, 1996
Page 2

such capacities through August 14, 1997 or until such earlier date as the Board removes you therefrom.

     If the above-stated terms are acceptable to you, please so indicate by signing below and returning this letter to me.

                                        OLYMPIC FINANCIAL LTD.

                                        By: The Compensation Committee  of
                                            its Board of Directors




                                        By: /s/James L. Davis
                                            ----------------------------
                                             James L. Davis
                                             Its Chairman

Agreed and Accepted as of the
date first above written.


/s/ Warren Kantor
----------------------------
Warren Kantor

JDA:mrs